Exhibit 99.B(1)

Second Amended

DISTRIBUTION AGREEMENT

As Revised June 1, 2018

This DISTRIBUTION AGREEMENT originally dated as of September 21, 1998, by and between PROTECTIVE LIFE INSURANCE COMPANY (“Insurer”), a life insurance company organized and existing under the laws of the State of Tennessee, on its behalf and on behalf of each separate account identified in Schedule 1 hereto, and INVESTMENT DISTRIBUTORS, INC. (“Distributor”), a corporation organized and existing under the laws of the State of Tennessee, is entered into this 24th day of October, 2013, and revised June 1, 2018.

WITNESSETH:

WHEREAS, Distributor is a broker-dealer that engages in the distribution of investment products including variable insurance products;

WHEREAS, Insurer and Distributor entered into a principal underwriting agreement dated as of September 21, 1998 (the “Original Agreement”) for the distribution of Insurer’s insurance products that are registered with the Securities and Exchange Commission; and

WHEREAS, Insurer and Distributor desire to amend and restate in its entirety the Original Agreement to clarify the duties and responsibilities of the parties (such Original Agreement, as amended and restated hereby, this “Agreement”).

NOW, THEREFORE, in consideration of their mutual promises, Insurer and Distributor hereby agree as follows:

1.                                      Definitions

a.                                      Contracts — The class or classes of variable and other insurance products issued by Insurer that are

(i)                                     “securities” as defined in section 2(a)(1) of the 1933 Act and not otherwise exempted from the provisions of the 1933 Act; and

(ii)                                  set forth on Schedule 1 to this Agreement, and such other classes of insurance products issued by Insurer that may be added to Schedule 1 from time to time in accordance with Section 12.b of this Agreement, including any riders or endorsements to such products.

For this purpose and under this Agreement generally, a “class of Contracts” shall mean those Contracts issued by Insurer on the same policy form or forms and covered by the same Registration Statement.

b.                                      Registration Statement — At any time that this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act on a prescribed form, or currently effective post-effective amendment thereto, as the case may be, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment.  The term “Registration Statement,” when it appears in singular form, shall refer to each Registration Statement for a class of Contracts under this Agreement.  For purposes of Section 9 of this Agreement, the term “Registration Statement” means any document which is or at any time was a Registration Statement within the meaning of this Section 1.b.

c.                                       Prospectus — The prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 497 or 424, as applicable, under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term “Prospectus” shall refer to the most recently filed prospectus filed under Rule 497 or 424, as applicable, under the 1933 Act, from and after the date on which it shall have been filed.  The term “Prospectus,” when it appears in singular form, shall refer to each Prospectus for a class of Contracts under this Agreement.  For purposes of Section 9 of this Agreement, the term “any Prospectus” means any document which is or at any time was a Prospectus within the meaning of this Section 1.c.

e.                                       Separate Account — A separate account supporting a class or classes of Variable Contracts and specified on Schedule 1 as in effect at the time the Original Agreement was executed, or as it has been and may be amended from time to time in accordance with Section 12.b of this Agreement.  The term “Separate Account,” when it appears in singular form, shall refer to each Separate Account listed on Schedule 1.

f.                                        1933 Act — The Securities Act of 1933, as amended.

g.                                       1934 Act — The Securities Exchange Act of 1934, as amended.

h.                                      1940 Act — The Investment Company Act of 1940, as amended.

i.                                          SEC — The Securities and Exchange Commission.

j.                                         FINRA — The Financial Industry Regulatory Authority, Inc.

k.                                      FINRA Rules — The rules adopted by FINRA, including supplementary material thereto and interpretations thereof.

l.                                          State Insurance Commission — A commission, agency or other governmental body charged by the legislature of a state or commonwealth of the United States or the District of Columbia with the regulation of insurance.

m.                                  State Securities Commission — A commission, agency or other governmental body charged by the legislature of a state or commonwealth of the United States or the District of Columbia with the regulation of securities.

n.                                      Regulations — The rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated.

o.                                      Selling Agreement — An agreement among Insurer, Distributor and Selling Broker-Dealer pursuant to which Selling Broker-Dealer is authorized to engage in retail solicitation activities with respect to the offering of the Contracts.

p.                                      Selling Broker-Dealer — A person registered as a broker-dealer and licensed as an insurance producer or associated with a person so licensed, and authorized to engage in retail solicitation activities with respect to the offering of the Contracts pursuant to a Selling Agreement as provided for in Section 2 of this Agreement.

q.                                      Wholesaling Agreement — An agreement among Insurer, Distributor and Wholesaling Broker-Dealer pursuant to which Wholesaling Broker-Dealer is authorized to engage in wholesaling activities with respect to the offering of the Contracts.

r.                                         Wholesaling Broker-Dealer — A person registered as a broker-dealer and licensed as a life insurance producer or associated with a person so licensed, and authorized to engage in wholesaling activities with respect to the offering of the Contracts pursuant to a Wholesaling Agreement as provided for in Section 2 of this Agreement.

s.                                        Representative — When used with reference to Distributor, Selling Broker-Dealer or Wholesaling Broker-Dealer, an individual who is an associated person thereof, as the term “person associated with a broker or dealer” is defined in the 1934 Act.

t.                                         Contract Service Center — The service center identified in the Prospectus as the location at which premiums, applications and other orders and instructions for the Contracts are accepted.

u.                                      State — A state, commonwealth or other jurisdiction or territory of the United States, including the District of Columbia.

v.                                      Variable Contracts — Contracts that are variable annuity contracts or variable life insurance contracts.

2.                                      Authorization and Appointment

a.                                      Scope of Authority.  Insurer hereby authorizes Distributor to serve as non-exclusive principal underwriter on an agency basis for the public offering of the Contracts, and Distributor hereby agrees to act as such.  Insurer reserves the right to appoint additional underwriters.  Distributor shall actively engage in its duties under this Agreement on a continuous basis while the Registration Statement for the Contracts is effective, consistent with its business and subject to applicable material market and regulatory conditions and any other restrictions that may become applicable to its activities.  Insurer reserves the right at any time to suspend or limit the public offering of the Contracts, upon written notice to Distributor.  It is understood that Distributor has no present intention of engaging in solicitation activities for the Contracts on a retail basis, and intends to restrict its distribution activities to authorizing other broker-dealers to engage in wholesaling activities and/or retail solicitation activities for the public offering of the Contracts.

b.                                      Authorization of Selling Broker-Dealers.  Distributor will authorize Selling Broker-Dealers to solicit applications and premiums for the Contracts on a retail basis directly from purchasers who are their customers, subject to the provisions of this Agreement.  Such authority shall be granted pursuant to Selling Agreements in the form attached hereto, with such modifications as Insurer and Distributor may agree upon from time to time.  Insurer alone shall be responsible for appointing Selling Broker-Dealers and all Representatives of Selling Broker-Dealers selling the Contracts on their behalf as producers of Insurer in accordance with applicable State insurance law and for communicating to all Selling Broker-Dealers and their personnel, all policies and procedures applicable to them as such appointed producers of Insurer.

c.                                       Authorization of Wholesaling Broker-Dealers.  Insurer and Distributor may authorize one or more Wholesaling Broker-Dealers to engage in wholesaling activities on their behalf for the purpose of soliciting broker-dealers to enter into Selling Agreements and supporting Selling Broker-Dealers and their Representatives in connection with the retail solicitation of the Contracts.  Distributor may provide information and marketing assistance to any Wholesaling Broker-Dealer.  Insurer alone shall be responsible for appointing Wholesaling Broker-Dealer and its Representatives as producers of Insurer in accordance with applicable State insurance law and for communicating to Wholesaling Broker-Dealer and its personnel, all policies and procedures applicable to them as such appointed producers of Insurer.

d.                                      Limits on Authority.  Distributor shall act as an independent contractor and nothing herein contained shall constitute Distributor or its agents, officers or employees as agents, officers or employees of Insurer solely by virtue of their activities in connection with the distribution of the Contracts hereunder.  Distributor and its Representatives shall not have authority, on behalf of Insurer:  to make, alter or discharge any Contract or other insurance policy or annuity contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any premium; or to receive any monies or premiums (except for the sole purpose of forwarding monies or premiums to Insurer).  Distributor shall not expend, nor contract for the expenditure of, the funds of Insurer.  Distributor shall not possess or exercise any authority on behalf of Insurer other than that expressly conferred on Distributor by this Agreement.  Neither Distributor nor any Distributor Representative shall give any information or make any representation in regard to the Contracts in connection with the offer or sale of such Contracts that is not in accordance with the Prospectus or statement of additional information for such Contracts, or in the then-currently effective prospectus or statement of additional information for an investment vehicle for the Contracts, or in current advertising materials for such class of Contracts authorized by Insurer.

e.                                       Collection of Premiums.  Given the scope of Distributor’s activities hereunder, it is not anticipated that Distributor would collect or receive premiums for the Contracts.  However, to the extent that Distributor or a Distributor Representative receives a premium, such premium shall be remitted promptly, and in any event not later than two business days, in full, together with any applications, forms and any other required documentation, to the Contract Service Center.  Checks or money orders in payment of premiums shall be drawn to the order of “Protective Life Insurance Company.”  If any premium is held at any time by Distributor, Distributor shall hold such premium in a fiduciary capacity until remitted.  Distributor acknowledges that all such premiums, whether by check, money order or wire, shall be the property of Insurer.  Distributor acknowledges that Insurer shall have the unconditional right to reject, in whole or in part, any application or premium.

3.                                      Distributor’s Representations, Warranties and Undertakings.  Distributor represents and warrants to Insurer that:

a.                                      Distributor is registered as a broker-dealer under the 1934 Act, is a member of FINRA, and is duly registered under applicable State securities laws, and that Distributor is in compliance in all material respects with the requirements of the 1934 Act, Section 9(a) of the 1940 Act, FINRA Rules and State securities laws applicable to Distributor as a registered broker-dealer.

b.                                      Any Distributor Representatives required to be registered with FINRA and any State Securities Commission as representatives or principals of Distributor are so registered.

c.                                       Distributor shall continue to comply, and shall undertake to cause its Representatives to comply, in all material respects, during the term of this Agreement, with applicable requirements of the 1934 Act, Section 9(a) of the 1940 Act, FINRA Rules, and any State securities laws.

4.                                      Insurer’s Representations and Warranties Regarding SEC Filings.  Insurer represents and warrants to Distributor on the date that each Registration Statement becomes effective that:

a.                                      SEC Filings.  Insurer has filed with the SEC all statements, notices, and other documents required for registration of the Contracts covered by such Registration Statement under the provisions of the 1933 Act and Regulations thereunder, and, if such Registration Statement covers Variable Contracts, registration of the related Separate Account under the provisions of the 1940 Act and Regulations thereunder, and has obtained all necessary or customary orders of exemption or approval from the SEC to permit the distribution of the Contracts pursuant to this Agreement and, if such Registration Statement covers Variable Contracts, to permit the establishment and operation of the related Separate Account as contemplated in such Registration Statement and in conformity with the 1940 Act and Regulations thereunder, which orders, to the extent required, apply to Distributor, as principal underwriter for the public offering of the Contracts and for the Separate Account.

b.                                      Effectiveness.  Such Registration Statement has been declared effective by the SEC or has become effective in accordance with applicable Regulations.  Insurer has not received any notice from the SEC with respect to such Registration Statement pursuant to Section 8(e) of the 1940 Act, and no stop order under the 1933 Act has been issued, and no proceeding therefor has been instituted or threatened by the SEC.

c.                                       Compliance with 1933 Act and 1940 Act.  Such Registration Statement and related Prospectus comply in all material respects with applicable provisions of the 1933 Act and Regulations thereunder and, if such Registration Statement covers Variable Contracts, also comply in all material respects with applicable provisions of the 1940 Act and Regulations thereunder, and neither such Registration Statement nor Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Section 4.c shall apply to statements or omissions from such Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to Insurer in writing by Distributor expressly for use therein.

d.                                      Contracts Duly Authorized.  The Contracts covered by such Registration Statement have been duly authorized by Insurer and conform to the descriptions thereof in such Registration Statement and related Prospectus and, when issued as contemplated by such Registration Statement and related Prospectus, shall constitute legal, validly issued and binding obligations of Insurer in accordance with their terms.  The form of the Contracts and, where applicable, the Separate Account have each been duly approved to the extent required by the Tennessee insurance commission and by the State Insurance Commission in every other State other than New York, or otherwise have been cleared for the issuance of the Contracts in such State.

e.                                       Separate Account.  If such Registration Statement covers Variable Contracts, the related Separate Account has been duly established by Insurer and conforms to the description thereof in the Registration Statement and related Prospectus.

f.                                        Tax Compliance.  The Contracts qualify as annuity contracts or life insurance contracts, as applicable, under applicable federal tax laws.

g.                                       Duly Authorized.  Insurer is duly organized as a life insurance company under the laws of the State of Tennessee and is duly authorized to conduct a life insurance business in all States in which the Contracts may be offered.

6.                                      Insurer’s Undertakings.  For so long as the Contracts are being offered and remain outstanding, Insurer undertakes as follows:

a.                                      Securities Law Compliance.  Insurer shall be responsible for preparing the Prospectuses and Registration Statements for each class of Contracts and filing them with the SEC and State Securities Commissions, to the extent required.  Insurer shall use its best efforts to maintain the registration of the Contracts and, in the case of Variable Contracts, the related Separate Accounts with the SEC and any applicable State Securities Commission, such efforts to include, without limitation, best efforts to prevent a stop order from being issued by the SEC or any such State Securities Commission or, if a stop order has been issued, to cause such stop order to be withdrawn.  In the case of Variable Contracts, Insurer shall take all action required to cause the related Separate Accounts to continue to comply, in all material respects, with the provisions of the 1940 Act and regulations and exemptions thereunder applicable to the Separate Accounts as a registered investment company under the 1940 Act.  Insurer shall not deduct any amounts from the assets of any Separate Account, enter into a transaction or arrangement involving the Variable Contracts or the related Separate Account, or cause any Separate Account to enter into any such transaction or arrangement, without obtaining any necessary or customary approvals or exemptions from the SEC or no-action assurance from the SEC staff, and without ensuring that such approval, exemption or assurance applies to Distributor as the principal underwriter for such Separate Account and Contracts.  Insurer shall timely file each post-effective amendment to a Registration Statement, Prospectus, statement of additional information, Rule 24f-2 notice, annual report on Form N-CEN, and all other reports, notices, statements, and amendments required to be filed by or for Insurer and/or a Separate Account with the SEC under the 1933 Act, the 1934 Act and/or the 1940 Act or any Regulations, and shall pay all filing or registration fees payable in connection therewith.  To the extent there occurs an event or development (including, without limitation, a change of applicable law, regulation or administrative interpretation) warranting an amendment to either the Registration Statement or supplement to the Prospectus, Insurer shall endeavor to prepare, subject to Distributor’s right to review such material provided in Section 6(b), and file such amendment or supplement with the SEC with all deliberate speed.

b.                                      Provision of Copies.  Distributor shall have the right to review any Registration Statement or Prospectus.  Upon Distributor’s request, Insurer shall provide Distributor with a preliminary draft of any exemptive application or no-action request to be filed with the SEC in connection with the Contracts and/or, in the case of Variable Contracts, the related Separate Account.  Insurer shall furnish Distributor with copies of any such material or amendment thereto, as filed with the SEC, promptly after the filing thereof, and any SEC communication or order with respect thereto, promptly after receipt thereof.  Insurer shall maintain and keep on file in its principal executive office any file memoranda or any supplemental materials referred to in any such Registration Statement, Prospectus, exemptive application and no-action request and shall, as necessary, amend such memoranda or materials and shall provide or otherwise make available copies of such memoranda and materials to Distributor.

c.                                       Due Diligence.  Insurer shall provide Distributor access to such records, officers and employees of Insurer at reasonable times as is necessary to enable Distributor to fulfill its obligation, as the underwriter under the 1933 Act for the Contracts and, in the case of Variable Contracts, as principal underwriter for the related Separate Account under the 1940 Act, to perform due diligence and to use reasonable care.

d.                                      State Insurance Law Compliance.  Insurer shall be responsible for preparing the Contract forms and filing them with applicable State Insurance Commissions, to the extent required.  Insurer shall obtain and maintain approvals of the Contracts and the Separate Account (including for purposes of this Section 6.d only any separate account established with respect to Contracts that are not Variable Contracts) from State Insurance Commissions, to the extent required, in order to carry out the offering of the Contracts in all States other than New York.  Insurer shall take all action required to cause the Contracts to continue to comply, in all material respects, as annuity contracts or life insurance contracts, as applicable, under applicable State  insurance laws.  Insurer shall file promotional, sales and advertising material for the Contracts and Separate Account, to the extent required, with State Insurance Commissions.

e.                                       Federal Tax Law Compliance.  Insurer shall take all action required to cause the Contracts to continue to comply, in all material respects, as annuity contracts or life insurance contracts, as applicable, under applicable federal tax laws.

f.                                        Issuance and Administration of Contracts.  Insurer shall be responsible for issuing the Contracts and administering the Contracts and the Separate Accounts, provided, however, that Distributor shall have full responsibility for the securities activities of all persons employed by Insurer, who are engaged directly or indirectly in the Contract operations and are identified as associated persons of Distributor, and shall have full responsibility for the training, supervision and control of such persons to the extent of such activities.

g.                                       Marketing Materials.  Insurer shall be responsible for furnishing Distributor, Wholesaling Broker-Dealers and Selling Broker-Dealers with such applications, Prospectuses and other materials for use in their activities with respect to the Contracts.  Insurer shall notify Distributor and any Selling Broker-Dealers of those States which require delivery of a statement of additional information with a prospectus to a prospective purchaser.

h.                                      Confirmations.  Insurer, as agent for Selling Broker-Dealers, shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under the 1934 Act acceptance of premiums and such other transactions as are required to be confirmed by Rule 10b-10 or administrative interpretations thereunder.

i.                                          Books and Records.  Insurer shall maintain and preserve the books and records in connection with the offer and sale of the Contracts, including without limitation the compensation records provided for in Section 8.a of this Agreement, in conformity with the requirements of Rule 17a-3 and 17a-4 under the 1934 Act, to the extent that such requirements are applicable to the Contracts.  Insurer acknowledges and agrees that all such books and records are maintained and held by Insurer on behalf of and as agent for Distributor whose property they are and shall remain, and that such books and records are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act.

6.                                      Other Obligations of the Parties

a.                                      Anti-Money Laundering.  The parties shall comply with applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the “Patriot Act”), its implementing regulations, and related SEC rules, including without limitations, Customer Identification Program (“CIP”) rules.  Further, the parties shall comply with the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).  To the extent required by applicable law, the Parties will promptly notify one another whenever suspicious activity or OFAC matches are detected.

b.                                      Trading Practices.  Each party represents that it has and maintains an internal control structure for the processing and transmission of orders suitably designed (a) to prevent orders received after the close of trading on the New York Stock Exchange from being aggregated with orders received before such close of trading and (b) to minimize errors that could result in late transmission of orders to Insurer.  The parties further represent, warrant and covenant that they have adopted reasonable procedures to prevent customers from providing false or otherwise inaccurate information with respect to the source of the trading activity for any customer account or engaging in market timing activity in any account.

The parties shall cooperate with one another to reject future purchases by customers who engage in any of the trading activities described in this paragraph.

c.                                       Privacy.  The parties each affirm that they have procedures in place reasonably designed to protect the privacy of non-public customer information and will maintain such information they acquire pursuant to this Agreement in confidence and in accordance with all applicable privacy laws.  “Confidential Information” includes, by way of example and not limitation, all client-related information (including the names, addresses, telephone numbers, social security numbers and account numbers of such referred clients, as well as non-public personal information of such clients) that the parties receive.  Notwithstanding the foregoing, each Party shall have the right to use or disclose Confidential Information: (i) to the full extent required to comply with applicable laws or requests of regulators; (ii) as necessary in connection with the Party’s audit, legal, compliance or accounting procedures; (iii) as necessary or permitted by applicable laws in the ordinary course of business under this Agreement; (iv) as authorized by a customer; and (v) to protect against or prevent fraud.  Confidential Information does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

7.                                      Notification of Contractholder Complaints and Developments

a.                                      Contractholder Complaints.  Insurer and Distributor shall notify the other promptly of any substantive complaint received by either party with respect to Insurer, Distributor, any Distributor Representative or employee or with respect to any Contract.  The parties hereto shall cooperate in investigating such complaint and any response by either party to such complaint shall be sent to the other party for written approval not less than five business days prior to its being sent to the customer or any regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.  In any event, neither party shall release any such response without the other party’s prior written approval.

b.                                      Developments.  Insurer and Distributor shall notify the other upon the happening of any material event, if known by such notifying party, which makes untrue any material statement made in the Registration Statement or Prospectus or which requires the making of a change therein in order to make any statement made therein not materially misleading.  In addition, Insurer shall notify Distributor immediately or in any event as soon as possible under the circumstances of the following:

(1)                                 If Insurer becomes aware that any Prospectus, sales literature or other printed matter or material used in marketing and distributing any Contract contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading;

(2)                                 Of any request by the SEC for any amendment to a Registration Statement, for any supplement to the Prospectus, or for additional information;

(3)                                 Of the issuance by the SEC of any “stop order” with respect to a Registration Statement or any amendment thereto, or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts;

(4)                                 Of any event of the Contracts’ or a Separate Account’s noncompliance with the applicable requirements of federal tax law or regulations, rulings, or interpretations thereunder that could jeopardize the Contracts’ status as annuity or life insurance contracts, as applicable;

(5)                                 Of any change in applicable insurance laws or regulations of any State materially adversely affecting the insurance status of the Contracts or Distributor’s obligations with respect to the distribution of the Contracts; and

(6)                                 Of any loss or suspension of the approval of the Contracts or distribution thereof by a State Securities Commission or State Insurance Commission, any loss or suspension of Insurer’s certificate of authority to do business or to issue variable insurance products in any State, or of the lapse or termination of the Contracts’ or a Separate Account’s registration, approval or clearance in any State.

c.                                       Regulatory Actions.  Insurer and Distributor shall notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts.  Distributor and Insurer shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement.

8.                                      Compensation and Expenses

a.                                      Insurer shall pay Distributor’s expenses as provided in a Management and Administrative Services Agreement between the parties, but shall not otherwise pay any selling compensation to Distributor for its services hereunder.  Insurer shall pay compensation payable under the Wholesaling Agreements and Selling Agreements directly to Wholesaling Broker-Dealers and Selling Broker-Dealers, respectively, or their designees on behalf of Distributor, as a purely ministerial service and shall maintain records in respect thereof for Distributor in compliance with applicable requirements under the 1934 Act.

b.                                      Insurer shall be responsible for all expenses in connection with:

(1)                                 the preparation and filing of each Registration Statement (including each pre-effective and post-effective amendment thereto) and the preparation and filing of each Prospectus (including any preliminary and each definitive Prospectus);

(2)                                 the preparation, underwriting, issuance and administration of the Contracts and the payment of benefits thereunder;

(3)                                 any registration, qualification or approval or other filing of the Contracts or Contract forms required under the securities or insurance laws of the States in which the Contracts will be offered.

(4)                                 all registration fees for the Contracts payable to the SEC and any State Securities Commission; and

(5)                                 the printing of all promotional materials, definitive Prospectuses for the Contracts and any supplements thereto for distribution to prospective and existing owners of Contracts.

9.                                      Indemnification

a.                                      By Insurer.  Insurer shall indemnify and hold harmless Distributor and any of its officers, directors, employees or agents, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Distributor and/or any such person may become subject, under any statute or regulation, any FINRA Rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(1)                                 arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) Registration Statement or in any Prospectus or (ii) blue-sky application or other document executed by Insurer specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State; provided that Insurer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to Insurer by Distributor specifically for use in the preparation of any such Registration Statement or any such blue-sky application or any amendment thereof or supplement thereto; or

(2)                                 result from any material breach by Insurer of any provision of this Agreement.

This indemnification agreement shall be in addition to any liability that Insurer may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

b.                                      By Distributor.  Distributor shall indemnify and hold harmless Insurer and any of its officers, directors, employees or agents, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Insurer and/or any such person may become subject under any statute or regulation, any FINRA Rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(1)                                 arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) Registration Statement or in any Prospectus, or (ii) blue-sky application or other document executed by Insurer specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by Distributor to Insurer specifically for use in the preparation of any such Registration Statement or any such blue-sky application or any amendment thereof or supplement thereto;

(2)                                 result because of any use by Distributor or any Distributor Representative of promotional, sales or advertising material not authorized by Insurer or any verbal or written misrepresentations by Distributor or any Distributor Representative or any unlawful sales practices concerning the Contracts by Distributor or any Distributor Representative under federal securities laws or FINRA Rules; or

(3)                                 result from any material breach by Distributor of any provision of this

Agreement.

This indemnification shall be in addition to any liability that Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

c.                                       General.  Promptly after receipt by a party entitled to indemnification (“indemnified person”) under this Section 9 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 9 (“indemnifying party”), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 9.  The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

The indemnification provisions contained in this Section 9 shall remain operative in full force and effect, regardless of any termination of this Agreement.  A successor by law of Distributor or Insurer, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 9.

10.                               Term and Termination.  This Agreement shall remain in effect until it is terminated.  This Agreement shall terminate automatically if it is assigned by a party without the prior written consent of the other party.  This Agreement may be terminated at any time for any reason by either party upon six months’ prior written notice to the other party, without payment of any penalty.  (The term “assigned” shall not include any transaction not involving an actual change in management or control.)  This Agreement may be terminated at the option of either party to this Agreement upon the other party’s material breach of any provision of this Agreement or of any representation or warranty made in this Agreement, unless such breach has been cured within 10 days after receipt by the breaching party of notice of breach from the non-breaching party.  Upon termination of this Agreement all authorizations, rights and obligations shall cease except the obligation to settle accounts hereunder.

11.                               Notices.  All notices hereunder are to be made in writing and shall be given:

if to Insurer, to:

Vice President and Managing Director, Annuities

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL 35223

With a copy to:

Senior Counsel — Variable Insurance Products

Protective Life Corporation

2801 Highway 280 South

Birmingham, AL 35223

if to Distributor, to:

Chief Executive Officer

Investment Distributors, Inc.

2801 Highway 280 South

Birmingham, AL 35223

With a copy to:

Senior Counsel — Variable Insurance Products

Protective Life Corporation

2801 Highway 280 South

Birmingham, AL 35223

or such other address as such party may hereafter specify in writing.  Each such notice to a party shall be either hand delivered or transmitted by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

12.                               General

a.                                      Binding Effect.  This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party in accordance with Section 10 of this Agreement.

b.                                      Amendments.  The parties to this Agreement may amend Schedule 1 to this Agreement from time to time to reflect additions of any class of Contracts and any Separate Accounts.  The provisions of this Agreement shall be equally applicable to each such class of Contracts and each Separate Account that may be added to the Schedule and the related Registration Statement and Prospectus, unless the context otherwise requires.  Any other change in the terms or provisions of this Agreement shall be by written agreement between Insurer and Distributor.

c.                                       Rights, Remedies, etc, are Cumulative.  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under State and federal laws.  Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

d.                                      Arbitration.  Any controversy or claim arising out of relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

e.                                       Interpretation; Jurisdiction.  This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter.  No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement, provided, however, that the terms of the Original Agreement shall govern any dispute pertaining to an event that occurred prior to the effective date of the Amendment and Restatement of this Agreement.  This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the State of Tennessee without giving effect to principles of conflict of laws.

f.                                        Severability.  This is a severable Agreement.  In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or State law or prohibit a party from taking action required by applicable federal or State law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

g.                                       Section and Other Headings; Plurality.  The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.  Unless otherwise indicated, terms used in the singular form shall include the plural form and vice versa.

h.                                      Counterparts.  This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

i.                                          Regulation.  This Agreement shall be subject to the provisions of the 1933 Act,

1934 Act and 1940 Act and FINRA Rules, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed by such authorized officers on the date specified above.

PROTECTIVE LIFE INSURANCE COMPANY

By:
Name:	Wade Harrison
Title:	Senior Vice President, Chief Product Actuary

INVESTMENT DISTRIBUTORS, INC.

By:
Name:	Edwin V. Caldwell
Title:	President

SCHEDULE 1

SEPARATE ACCOUNTS AND CONTRACTS

COVERED BY AGREEMENT

Revised June1, 2018

Separate Account Contracts
Protective Variable Annuity Separate Account	Protective Variable Annuity
Elements Classic
Elements Access
Elements Plus
Protective Advantage
Protective Variable Annuity II
Mileage Credit
ProtectiveValues
ProtectiveValues Advantage
ProtectiveValues Access
Protective Rewards B2A
Rewards II
Protective Access
Protective Elite
Protective Access XL
Protective Dimensions
Protective Variable Annuity, Series B, C and L
Protective Investors Series
Protective Dimensions II
Protective Variable Annuity II B Series
Protective Investors Series- ADV
Protective Dimensions III
Protective Variable Life Separate Account	Premiere I
Executive
Premiere II
Premiere II 2003
Transitions
Single Premium Plus
Survivor
Provider
Preserver
Preserver II
Protector
Premiere III
Investors Choice
Protective Strategic Objectives VUL
First Variable Annuity Fund E	Capital No Load VA

Capital Five VA
Capital Six VA
Separate Account VL of First Variable Life Insurance Company	Capital Estate Builder VUL
Capital Solutions VUL
Capital One Pay VL
First Variable Annuity Fund A	Individual Variable Annuity Policies
United Investors Advantage Gold Variable Account	Advantage Gold Deferred Variable Annuity
United Investors Life Variable Account	Advantage I VUL
United Investors Annuity Variable Account	Advantage II Variable Annuity
United Investors Universal Life Variable Account	Advantage Plus VUL
Titanium Universal Life Variable Account	Titanium VUL
Titanium Annuity Variable Account	Titanium VA
United Investors RetireMap Variable Account	United Investors RetireMap

Other Registered Products:

Protective Prosaver Platinum
Protective Market Defender